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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of Aastrom Biosciences, Inc. of our report dated May 29, 2014 relating to the Special Purpose Combined Financial Statements of the Cell Therapy and Regenerative Medicine Business (the "CTRM business"), a product portfolio of Sanofi, which appears in Aastrom Biosciences, Inc.'s Current Report on Form 8-K/A dated August 29, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 29, 2014

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS